EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference of our report dated June 16, 2006, appearing in the Annual Report of Interland 401(k) Savings Plan on Form 11-K for the fiscal year ended December 31, 2005, in the Registration Statement of Interland, Inc. on Form S-8, file number 333-94075.
/s/ GRANT THORNTON LLP
Atlanta, Georgia
June 28, 2006